EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2005 included in the Registration Statement on Form SB-2 Amendment No. 1 and related Prospectus of VisualMed Clinical Solutions Corporation for the registration of shares of its common stock.

/s/ “Manning Elliott LLP”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 7, 2005